                                                                    Exhibit 21.1

                  Subsidiaries of Internet Capital Group, Inc.
                  --------------------------------------------


Name                                             Jurisdiction of Incorporation or Formation
----                                             ------------------------------------------
Internet Capital Group Operations, Inc.          Delaware
Internet Capital Group (Europe) Limited (f/k/a   United Kingdom
IBIS (505) Limited)
ICG Holdings, Inc.                               Delaware
ICG Eumedix Holdings, LLC                        Delaware
TX.com Holdings, Inc.                            Delaware
PE.com Holdings                                  Delaware
Satori, Inc.                                     Delaware
1999 Internet Capital L.P.                       Delaware
ICG-Industrial America, Inc.                     Delaware
CapSpan LLC                                      Delaware
CapSpan Services LLC                             Delaware
M-Holdings, Inc.                                 Delaware
1999 Internet Capital (Europe) L.P.              Delaware
Animated Images, Inc.                            Maine
Arbinet Holdings, Inc.1                          Delaware
asseTrade.com, Inc.                              Delaware
Autovia Corporation                              Delaware
Benchmarking Partners, Inc.                      Massachusetts
BidCom, Inc.                                     California
Blackboard, Inc.                                 Delaware
Breakaway Solutions, Inc.                        Delaware
ClearCommerce Corporation                        Delaware
Collabria, Inc.                                  Delaware
CommerceQuest, Inc.                              Florida
CommerX, Inc.                                    Delaware
ComputerJobs.com, Inc.                           Georgia
Context Integration, Inc.                        Delaware

Name                                             Jurisdiction of Incorporation or Formation
----                                             ------------------------------------------
CyberCrop.com, Inc.                              Delaware
Data West Corporation2                           Delaware
Deja.com, Inc.                                   Texas
e-Chemicals, Inc.                                Delaware
e-MarketWorld, Inc.                              Delaware
eMerge Interactive, Inc.                         Delaware
EmployeeLife.com                                 California
Entegrity Solutions Corporation                  California
ICG Commerce, Inc.                               Delaware
Internet Commerce Systems, Inc.                  Delaware
iParts Inc.                                      Delaware
iSky, Inc.                                       Maryland
Jamcracker, Inc.                                 Delaware
JusticeLink, Inc.                                Delaware
Linkshare Corporation                            Delaware
MetalSite, L.P.                                  Delaware
NetVendor Inc.                                   Delaware
Onvia.com, Inc.                                  Delaware
PaperExchange.com LLC                            Delaware
PlanSponsor Exchange, Inc.                       Delaware
PrivaSeek, Inc.                                  Delaware
Residential Delivery Services, Inc.              Delaware
RetailExchange.com, Inc.                         Delaware
SageMaker, Inc.                                  Delaware
Servicesoft Technologies, Inc.                   Delaware
StarCite! Solutions, Inc.                        Delaware
Syncra Software, Inc.                            Delaware
TRADEX Technologies, Inc.                        Delaware
traffic.com, Inc.                                Delaware
United Messaging, Inc.                           Delaware
Universal Access, Inc.                           Illinois

Name                                             Jurisdiction of Incorporation or Formation
----                                             ------------------------------------------
Usgift.com                                       Delaware
US Interactive, Inc.                             Delaware
VerticalNet, Inc.                                Pennsylvania
Vivant! Corporation                              Delaware


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1  Does business as "Arbinet Communications"
2  Does business as "CourtLink"

   Unless otherwise provided, each of the subsidiaries above do business under the same name.